UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PARK CITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK CITY GROUP, INC.
299 South Main Street, Suite 2370
Salt Lake City, Utah 84111
(435) 645-2000

September 13, 2016
Dear Stockholders of Park City Group, Inc.:

 You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Park City Group, Inc. (the “Annual Meeting”), which will be held at our corporate offices located at 299 South Main Street, Suite 2370, Salt Lake City, Utah on October 26, 2016 at 9:00 a.m., local time.

Details of the business to be conducted at the Annual Meeting are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, and in this Proxy Statement. We have also made available a copy of our 2016 Annual Report on Form 10-K (“Annual Report”) with this Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and services.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, we have elected to provide access to our proxy materials over the Internet, rather than mailing paper copies. Our management believes that providing our proxy materials over the Internet increases the ability of our stockholders to access the information they need, while lowering the costs of our Annual Meeting and conserving natural resources.

Regardless of whether you plan to attend the Annual Meeting in person, please read the accompanying Proxy Statement and then vote by Internet, telephone or e-mail as promptly as possible.  Please refer to the Notice for instructions on submitting your vote. Voting promptly will save us additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

             Our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

                We look forward to seeing you at the Annual Meeting.

Sincerely,

RANDALL K. FIELDS Chief Executive Officer

YOUR VOTE IS IMPORTANT

 All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote by internet, telephone or e-mail as promptly as possible. Submitting your vote assures that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy.

PARK CITY GROUP, INC.
299 South Main Street, Suite 2370
Salt Lake City, Utah 84111
(435) 645-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 26, 2016

Dear Stockholders of Park City Group, Inc.:

 We are pleased to invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Park City Group, Inc., a Nevada corporation (the “Company”), which will be held at the Company’s corporate offices located at 299 South Main Street, Suite 2370, Salt Lake City, Utah, on October 26, 2016 at 9:00 a.m., local time, for the following purposes:

1.	the election of six directors to our Board of Directors, each to serve until the next Annual Meeting of Stockholders, or until his respective successor is elected and qualified;

2.	to approve, on an advisory basis, the compensation of our named executive officers;

3.	ratification of the appointment of Haynie & Company as our independent auditors for the fiscal year ending June 30, 2017; and

4.	to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These matters are more fully discussed in the attached Proxy Statement.

We have elected to provide access to this year’s proxy materials primarily over the Internet under the Securities and Exchange Commission’s (the “SEC”) “notice and access” rules. We believe that this process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. On or about September 16, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. This Notice contained instructions on how to access the attached Proxy Statement, our Annual Report on Form 10-K for the year ended June 30, 2016 (“Annual Report”), and how to submit your vote via the Internet, telephone and/or e-mail. The Notice also included instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report both are available online at: www.hivedms.com/PCG

The close of business on August 29, 2016 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of record of shares of our common stock and Series B Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, 299 South Main Street, Suite 2370, Salt Lake City, Utah, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by Internet, telephone or e-mail, so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors unanimously recommends that you vote “FOR” each nominee identified in Proposal No. 1, and "FOR" Proposal Nos. 2 and 3, all of which are described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON OCTOBER 26, 2016:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT:
WWW.HIVEDMS.COM/PCG

By Order of the Board of Directors,

Randall K. Fields
Chief Executive Officer, Chairman and Director
Salt Lake City, Utah
September 13, 2016

PARK CITY GROUP, INC.
299 South Main Street, Suite 2370
Salt Lake City, Utah 84111
(435) 645-2000

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Park City Group, Inc., a Nevada corporation (the “Company”), for use at the 2016 Annual Meeting of Stockholders (“Annual Meeting”) to be held on October 26, 2016 at 9:00 a.m., local time, and at any adjournment or postponement thereof, at our corporate offices located at 299 South Main Street, Suite 2370, Salt Lake City, Utah.

We have elected to provide access to this year’s proxy materials primarily over the Internet, under the Securities and Exchange Commission’s (the "SEC") “notice and access” rules. On or about September 16, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. This Notice contained instructions on how to access this Proxy Statement, our Annual Report on Form 10-K for the year ended June 30, 2016 (“Annual Report”) and how to submit your vote via the Internet, telephone and/or e-mail. The Notice also included instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report both are available online at: www.hivedms.com/PCG

Voting

 The specific proposals to be considered and acted upon at our Annual Meeting were summarized in the Notice, and are described in more detail in this Proxy Statement.  On August 29, 2016, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), we had outstanding 19,266,186 shares of our common stock, par value $0.01 per share (“Common Stock”), and 625,375 shares of our Series B Preferred Stock (“Series B Preferred”), each of which are entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote per share of Common Stock held, and each holder of Series B Preferred is entitled to 2.5 votes per share of Series B Preferred held on the Record Date. As of the Record Date, outstanding shares represented 20,829,624 votes, consisting of 19,266,186 attributable to Common Stock and 1,563,438 attributable to Series B Preferred.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

 Proposal No. 1: Election of Directors. The six nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present, either in person or by proxy and entitled to vote, will be elected.

Proposal No. 2: Advisory Vote to Approve Executive Compensation.  This proposal calls for a non-binding, advisory vote regarding the compensation paid to our named executive officers (the “Say-on-Pay Vote”). Accordingly there is no "required vote" that would constitute approval. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

 Proposal No. 3: Ratification of Appointment of Auditors. To ratify the appointment of Haynie & Company as our independent auditors for the fiscal year ending June 30, 2017, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal.

 Abstentions and Broker Non Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

Under Nevada law, abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of any Proposal presented in this Proxy Statement, although they are counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the directors nominated by our Board, (ii) FOR the Say-on-Pay Vote, (iii) FOR ratification of the appointment of Haynie & Company as our independent auditors for fiscal year 2017, and (iv) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

 You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices at 299 South Main Street, Suite 2370, Salt Lake City, Utah, 84111, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting alone will not revoke your proxy.  If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

 We will bear the entire cost of solicitation, including the printing and mailing of the Notice, and the preparation and assembly of the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by e-mail, mail and telephone.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

 The Company’s Board of Directors currently consists of six directors, each of whom is nominated to be elected at the Annual Meeting. Each of the nominees has confirmed that he will be able and willing to serve as a director if elected. If any of the nominees become unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors.   Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated for election as directors at our Annual Meeting Randall K. Fields, Robert W. Allen, William S. Kies, Jr., Richard Juliano, Austin F. Noll, Jr. and Ronald C. Hodge.

 Please see disclosure captioned “Directors” on page 8 of this Proxy Statement for more information, including background information, business experience, and the Nominating and Corporate Governance Committee’s recommendation of each nominee.

 Our Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of no less than one director, and that upon any change in the number of directors, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board of Directors or by stockholders.

Required Vote and Recommendation

 The election of directors requires the affirmative vote of a plurality of the shares present or represented by proxy and entitled to vote at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected. Accordingly, under Nevada law, the Company’s Articles of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of each of the nominees.

 The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Fields, Allen, Kies, Juliano, Noll and Hodge.

The following sections set forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any of the directors and the Company’s executive officers.

DIRECTORS

Name of Nominee	Age	Title

Randall K. Fields	69	President, Chief Executive Officer and Chairman
Robert W. Allen	73	Director
William S. Kies, Jr.	64	Director
Richard Juliano	69	Director
Austin F. Noll, Jr.	73	Director
Ronald C. Hodge	68	Director

 Randall K. Fields has been the Chief Executive Officer and Chairman of the Board of Directors since June 2001.  Mr. Fields founded the Company in 1990 and has been its President, Chief Executive Officer and Chairman of the Board since its inception.  Mr. Fields has also been responsible for the strategic direction of the Company since its inception.  Mr. Fields co-founded Mrs. Fields Cookies with his then wife, Debbi Fields.  He served as Chairman of the Board of Mrs. Fields Cookies from 1978 to 1990.  In the early 1970's Mr. Fields established a financial and economic consulting firm called Fields Investment Group.  Mr. Fields received a Bachelor of Arts degree in 1968 and a Masters of Arts degree in 1970 from Stanford University, where he was Phi Beta Kappa, Danforth Fellow and National Science Foundation Fellow.

 The Nominating and Corporate Governance Committee believes that Mr. Fields’ expertise in the Company’s industry and markets following his founding of the Company in 1990, his extensive sales, marketing and technical background and experience, and his knowledge of business allow him to bring a unique understanding of the industries and markets in which the Company operates, as well as an entrepreneurial vision to the Company and the Board of Directors.

 Robert W. Allen joined the Board of Directors in October 2007. Mr. Allen is a seasoned executive with many years experience as Chairman, President and Chief Executive Officer of businesses ranging in size from $200 million to $2.5 billion.  Mr. Allen has over thirty years experience in the dairy industry, most notably as a catalyst for developing companies and a turn-around agent for troubled companies or divisions. Mr. Allen was Chief Executive Officer of Tuscan Lehigh Dairies where he established a leadership team to reposition the company and developed a position in the market place for the branding of its products.  Prior to this, he was Executive Vice President of Borden, Inc., where he was recruited to turn around the largest and most troubled division of the company.  He is also a past Chair of Kid Peace International, a $160 million non-profit agency assisting children in crises.

 The Nominating and Corporate Governance Committee believes that Mr. Allen’s years of experience in an area of growth for the Company, the dairy industry, as well as his extensive experience developing and managing companies in senior executive roles, add significant value to the Company and its Board of Directors in assessing challenges in one of its growth markets, and in addressing organizational and development issues facing the Company.

 William S. Kies, Jr. joined the Board of Directors in November 2011. Mr. Kies is currently a principal of Kies Consulting, LLC, a premier consulting practice specializing in the supermarket industry since 1994.  Clients include Fortune 100 consumer package goods corporations and companies offering national services, programs and in-store support to all channels of food distribution.  Prior to Kies Consulting, which Mr. Kies founded in 1994, he was the President and Chief Operating Officer of IGA, Inc., the world’s largest banner group of independent supermarkets with over 4,000 stores serviced by 24 wholesalers in 20 countries.

 The Nominating and Corporate Governance Committee believes that Mr. Kies’ extensive management experience, including experience in the supermarket industry, together with his substantial contacts with potential clients for the Company’s services, contributes to the Board’s deliberations and provides the Company with valuable insight and direction as the Company executes its business plan.

Richard Juliano joined the Board of Directors in October 2012. Mr. Juliano is a partner and founder of the Burke, Gillis, Juliano Group, a consulting firm specializing in assisting retailers and manufacturers with creating strategic marketing and merchandising partnerships to grow their business and market share. He began his career with Giant Eagle Super Markets, becoming the Senior Vice President and General Manager of the GM/HBC Division and then Senior Vice President of Merchandising and Marketing of the Phar-Mor Division. Mr. Juliano then served as Executive Vice President at Thrifty Payless Drug and Vice President of Marketing and Merchandising at Genuardis Family Markets in Philadelphia. Most recently, he was a senior executive at SUPERVALU, joining the company as Executive Vice President of Supply Chain Services for the Central Region and then moving to the Corporate Retail group as Vice President, GM/HBC, and ultimately Group Vice President of Center Store Merchandising. Mr. Juliano has served on the Red Cross of Columbiana County Board of Directors, National Association of Chain Drug Stores Advisory Board, Global Market Development Center Board of Directors and Youngstown State University Athletic Board. He currently is on the President’s Innovative Network Board at GMDC.

 The Nominating and Corporate Governance Committee believes that Mr. Juliano’s knowledge and experience with supply chain management for large grocery retailers allows him to substantively contribute to the Company’s business plan both with existing grocery clients, and new clients as the Company expands its business beyond the grocery industry.

 Austin F. Noll, Jr. joined the Board of Directors in October 2012. Mr. Noll is the owner of Austin Noll & Associates, a trade relations and industry affairs consultancy based in New Jersey. Mr. Noll started his career with General Foods, spending 22 years in sales related positions. He then became Vice President of Trade Relations for the grocery division of Borden, Inc., and was promoted to Vice President of Industry and Trade Relations, before moving to Nabisco, Inc. as Senior Vice President of Industry and Trade Relations.  Mr. Noll has served on the Trade Advisory Boards of Grocery Manufacturing Association, Food Marketing Institute, National Grocers Association, North American Wholesale Grocers Association, Western Association of Food Chains and IGA. He is currently a member of the Board of Directors of Food for All and a founding member of the Trade Advisory Board of Instant Combo Savings.

 The Nominating and Corporate Governance Committee believes that Mr. Noll’s experience working for and advising national food retailers provides a unique perspective to the Company that is particularly beneficial as the Company continues to expand its client base within the grocery industry.

 Ronald C. Hodge joined the Board of Directors in February 2013. Mr. Hodge is an advisor to Delhaize America, LLC, a role he transitioned into following his time as Delhaize America’s Chief Executive Officer from March 2011 to October 2012. Prior to Delhaize America, Mr. Hodge served as Executive Vice President and Chief Executive Officer of Hannaford Bros. Co. He joined Hannaford in 1980 and has served in various executive roles, including Vice President and General Manager of Hannaford’s New York Division, Senior Vice President of Retail Operations, Executive Vice President of Sales and Marketing, and Executive Vice President and Chief Operating Officer. He became President of Hannaford in December 2000 and Chief Executive Officer in 2001. While leading the start-up of Hannaford’s entry into upstate New York, Mr. Hodge was elected Chairman of the New York State Food Merchant’s Association, and served on several Community Agency Boards of Directors. He chaired the Northeastern New York United Way Campaign in 1995 and was selected as the New York Capital Region’s Citizen of the Year in 1996. Mr. Hodge holds a Bachelor of Science degree in business administration from Plymouth State College, Plymouth, New Hampshire.

 The Nominating and Corporate Governance Committee believes that Mr. Hodge’s 33 years of management experience in the grocery industry, including leading the successful expansion of Hannaford Bros. Co., provides the Company with valuable industry knowledge and insight as the Company continues to grow its scan-based technologies to an expanding client base.

 There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or nominee during the past ten years.

Director Compensation

 The outside directors of the Company, consisting of Messrs. Allen, Kies, Juliano, Noll and Hodge were entitled to receive the following compensation during fiscal 2016:

●
annual cash compensation of $10,000 payable at the rate of $2,500 per quarter. The Company has the right to pay this amount in the form of shares of Common Stock, and did so for all compensation owed directors during fiscal 2016; and

●
upon appointment, outside independent directors receive a grant of $150,000 payable in shares of the Company’s restricted Common Stock calculated based on the market value of the shares of Common Stock on the date of grant. The shares vest ratably over a five-year period.

 The following table sets forth information concerning director compensation earned during fiscal year 2016:

Name	Stock Awards ($)(1)	Total ($)

Robert W. Allen	10,000	10,000
William S. Kies, Jr.	25,000	25,000
Richard Juliano	40,000	40,000
Austin F. Noll, Jr.	40,000	40,000
Ronald C. Hodge	40,000	40,000

(1)
 Stock awards consist solely of stock grants of fully vested Common Stock. Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown reflect the compensation costs recognized by the Company during the fiscal year for Common Stock awards as determined pursuant to FAS 123R.

GOVERNANCE AND BOARD MATTERS

Term of Office

 The Company’s Articles of Incorporation provides for a Board of Directors comprised of one class of directors. Directors serve from the time they are duly elected and qualified until the next Annual Meeting of stockholders or their earlier death, resignation or removal from office.

Director Independence

 The Board has determined that all of its members, other than Mr. Fields, who serves as the Company’s Chief Executive Officer, are “independent” within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market Rules, and the SEC rules regarding independence.

Code of Ethics and Business Conduct

 In August 2008, the Company and its Board of Directors unanimously adopted a new Code of Ethics and Business Conduct, which replaced the Code of Ethics adopted in 2005.  The Company’s Code of Ethics and Business Conduct is posted at the Company’s website located at www.parkcitygroup.com.

The Role of the Board in Risk Oversight

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with members of management areas of material risk to the Company, including strategic, operational, financial and legal risks. The Board as a whole primarily deals with matters related to strategic and operational risk. The Audit Committee deals with matters of financial and legal risk. The Compensation Committee addresses risks related to compensation and other related matters. The Nominating and Governance Committee manages risks associated with Board independence and corporate governance. Committees report to the full Board regarding their respective considerations and actions.

The Board’s Leadership Structure

Our Board of Directors has discretion to determine whether to separate or combine the roles of Chief Executive Officer and Chairman of the Board. Our founder, Randall K. Fields, has served in both roles since 2001, and our Board continues to believe that his combined role is most advantageous to the Company and our stockholders. Our technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Mr. Fields, and Mr. Fields possesses in-depth knowledge of the issues, opportunities and risks facing us, our business and our industry and is best positioned to fulfill the Chairman’s responsibility to develop meeting agendas that focus the Board’s time and attention on the most critical matters and to facilitate constructive dialogue among Board members on strategic issues.

In addition to Mr. Fields’ leadership, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, and regular executive sessions.

MEETINGS AND COMMITTEES OF DIRECTORS

 The Board of Directors met five times and acted three times by unanimous written consent during the fiscal year ended June 30, 2016. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the Company’s directors who served during fiscal 2016 attended or participated in no less than 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal 2016.

 The following table represents the composition of each committee of the Board of Directors during the year ended June 30, 2016:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Randall K. Fields	-	-	-
Robert W. Allen	Member	Chairman	-
William S. Kies, Jr.	-	-	Chairman
Richard Juliano	Member	Member	-
Austin F. Noll, Jr.	-	-	Member
Ronald C. Hodge	Chairman	-	Member
No. of Meetings Held in 2016	4	1	1

Audit Committee. The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy it that the accountants are independent of management. The Audit Committee currently consists of Ronald C. Hodge (Chairman), Richard Juliano and Robert W. Allen, each of whom is a non-management member of our Board of Directors. Mr. Allen is our Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002, and possesses the requisite financial sophistication, as defined under applicable rules. We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of the NASDAQ Stock Market Rules, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations

Compensation Committee. The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans and employee stock purchase plan. The Compensation Committee currently consists of Robert W. Allen (Chairman) and Richard Juliano, each of whom is a non-management member of our Board of Directors. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of the NASDAQ Stock Market Rules, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The current members of the Nominating and Corporate Governance committee are William S. Kies, Jr. (Chairman), Austin F. Noll, Jr. and Ronald C. Hodge. We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of the NASDAQ Stock Market Rules, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations.

 For a stockholder to submit a candidate for consideration to the Nominating and Corporate Governance Committee, a stockholder must notify the Company’s Corporate Secretary. To make a recommendation for director nomination in advance of an Annual Meeting, a stockholder must notify the Company’s Corporate Secretary in writing no later than May 16, 2017, or 120 days prior to the anniversary of the date of the prior year’s Annual Meeting Proxy Statement. Notices should be sent to the following address:

Park City Group, Inc.
299 South Main Street, Suite 2370
Salt Lake City, Utah 84111
Attn: Corporate Secretary

 All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the SEC.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

        We are providing our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules and regulation. This Say-on-Pay Vote is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, as amended (“Exchange Act”).

        Our executive compensation programs are designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Under these programs, our executive officers are rewarded the achievement of corporate and individual performance objectives, and our executive officers’ incentives are aligned with stockholder value creation. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the compensation committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development and corporate development.

    The “Executive Compensation” section below describes, in detail, our executive compensation programs and the decisions made by management and the Board of Directors with respect to the fiscal years ended June 30, 2016, 2015 and 2014. Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

        As an advisory vote, this proposal is not binding and will not overrule any decision by the Company or the Board, including decisions made by the Company’s Compensation Committee, creates or implies any change to the fiduciary duties of the Company or the Board of Directors, or creates or implies any additional fiduciary duties for the Company or the Board of Directors. However, management and the Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

        RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Executive Compensation”, the compensation tables and accompanying narrative disclosure, and any related material disclosed in this Proxy Statement, is hereby approved.

Vote Required and Recommendation

        On this advisory, non-binding matter, the affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal No. 2.

                The Board recommends that stockholders vote “FOR” the advisory resolution above, approving of the compensation paid to the Company’s named executive officers.

EXECUTIVE OFFICERS

     The following table sets forth information regarding the executive officers of the Company during the year ended June 30, 2016:

Name	Age	Title

Randall K. Fields	69	Chief Executive Officer, Chairman of the Board and Director
Todd Mitchell	49	Chief Financial Officer
Edward L. Clissold	60	General Counsel, Secretary

 The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal from office.

Randall K. Fields Please see Mr. Fields’ biography on page 8 of this Proxy Statement, under the section titled “Directors.”

Todd Mitchell joined the Company in September 2015 and serves as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Mitchell served as a Senior Analyst and the Director of Research for Brean Capital, LLC. From March 2005 until joining Brean Capital in June 2011, Mr. Mitchell was a Senior Analyst with Kaufman Bros., L.P. Mr. Mitchell holds a B.A. in Political Science from Vassar College, and a MBA/MA in International Finance and Economics from The George Washington University School of Business.

 Edward L. Clissold joined the Company in March 2002 and currently serves as the Company’s General Counsel and Corporate Secretary. Mr. Clissold previously served as the Company’s Chief Financial Officer from August 2012 until September 2015. Prior to his time with the Company, Mr. Clissold served as General Counsel for Mrs. Fields Cookies from August 1987 to April 1995 and was also in private practice. Mr. Clissold holds a Bachelors degree in Finance from the University of Utah and a Law Degree from Brigham Young University.

EXECUTIVE COMPENSATION

Summary Compensation Table

 The following table sets forth certain information about the compensation paid or accrued during the year ended June 30, 2016 to our Chief Executive Officer and each of our executive officers, other than our Chief Executive Officer, who were serving as an executive officer as of June 30, 2016 and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers"):

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Randall K. Fields	2016	618,678		400,000	(3)	-		136,877	(5)	1,155,555
Chief Executive Officer and Chairman of the Board	2015	572,252	(2)	471,875	(3)	519,000	(4)	124,704	(5)	1,687,831
	2014	550,000	(2)	448,125	(3)	519,000	(4)	116,715	(5)	1,633,840

Todd Mitchell (6)	2016	171,346		-		84,375		-		255,721
Chief Financial Officer

Edward L. Clissold (7)	2016	150,000		-		48,948		-		198,948
General Counsel and Corporate Secretary, former Chief Financial Officer	2015	150,000		-		54,197		-		204,197
	2014	150,000		-		38,497		-		188,497

(1)
Stock awards consist solely of shares of restricted Common Stock. Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by the Company during the fiscal year for stock awards as determined pursuant to FAS 123R.

(2)
On June 30, 2013, the Company and Mr. Fields and Fields Management, Inc., a management company wholly-owned by Mr. Fields (“FMI”), entered into an updated Employment Agreement and an updated Service Agreement, respectively, replacing similar agreements that expired on the same date. The year-over-year change in Mr. Fields’ salary, bonus and other compensation are a result of terms in the updated agreements. See “Employment Agreements” below for a more detailed description of Mr. Fields’ updated Employment Agreement and FMI’s updated Service Agreement.

$562,435, $520,205 and $500,000 of Mr. Fields’ cash compensation during 2016, 2015 and 2014, respectively, was paid to FMI pursuant to the terms and conditions of the Service Agreement in effect during the applicable period.

(3)
The terms and conditions of the amended Employment Agreement by and between Mr. Fields and the Company, first dated June 30, 2013, and the amended Services Agreement, by and between FMI and the Company, first dated June 30, 2013, provide for an incentive bonus to be paid to Mr. Fields at the discretion of the Compensation Committee and upon approval by the Board of Directors, based upon the Company’s achievement of certain performance goals. Upon recommendation of the Compensation Committee, the Board of Directors approved a $400,000, $400,000 and $375,000 bonus to Mr. Fields for performance in the years ended June 30, 2015, 2014 and 2013, respectively. The amounts granted reflect successful completion of certain business objectives, including successful implementation of ReposiTrak during the year ended June 30, 2015 and an increase in revenue during the 2015 period, as compared to the 2014 period. The amounts paid in the years ended June 30, 2016 and 2015 were satisfied through the issuance of shares of the Company's non-voting, non-convertible Series B-1 Preferred Stock.

Amounts reported for the years ended June 30, 2016, 2015 and 2014 also include $0 for the 2016 period, $71,875 for the 2015 period and $73,125 for the 2014 period, attributable to annual vesting of a previously granted bonus.

(4)
Pursuant to Services Agreement by and between the Company and FMI in effect during the applicable periods, FMI received 600,000 shares of restricted Common Stock in July 2009 and 600,000 shares of restricted Common Stock in July 2013. The shares vest ratably over a 10-year period and are valued as of the date of issuance, or $1.10 per share and $7.55 per share, respectively. The amounts reported herein represent the value of the shares of Common Stock that vested during the applicable periods.

(5)
These amounts include premiums paid on life insurance policies of $73,416, $73,416 and $57,392 for 2016, 2015 and 2014, respectively; computer related expenses of $6,000 for each of 2016, 2015 and 2014; Company car related expenses of $20,186, $18,192 and $17,917 for 2016, 2015 and 2014, respectively; medical premiums of $25,275, $15,096 and $23,406 for 2016, 2015 and 2014, respectively; and reimbursement for certain accounting services of $12,000 for each of 2016, 2015 and 2014.

(6)	Mr. Mitchell joined the Company in September 2015, and did not receive any compensation from the Company during the years ended June 30, 2015 or 2014.

(7)	Mr. Clissold served as the Company’s Chief Financial Officer during the years ended June 30, 2015 and 2014.

Employment Arrangements

Fields Employment Agreement

 The Company has an Employment Agreement with Randall K. Fields, first dated June 30, 2013 and subsequently amended on July 1, 2017, (the “Fields Employment Agreement”), pursuant to which Mr. Fields is employed by the Company in the position of Sales Department Manager through June 30, 2021 for annual compensation of $50,000, subject to annual increases equal to 75% of the Company’s percentage annual revenue growth beginning in the 2014 fiscal year.  Mr. Fields may also be eligible for an annual incentive bonus, awarded at the discretion of the Compensation Committee.

The Company also has a Services Agreement with Fields Management, Inc. (“FMI”), first dated June 30, 2013 and subsequently amended on July 1, 2017, to provide certain executive management services to the Company, including designating Mr. Fields to perform the functions of President and Chief Executive Officer for the Company through June 30, 2021 (the “Services Agreement”). Pursuant to the Services Agreement, FMI is paid an annual base fee of $500,000, subject to annual increases equal to 75% of the Company’s percentage annual revenue growth beginning in the 2014 fiscal year. FMI may also be eligible for an annual incentive bonus, awarded at the discretion of the Company’s Board of Directors.

FMI also receives: (i) up to $1,200 per month for reimbursement of vehicle expenses; (ii) an annual computer equipment allowance of up to $6,000; (iii) 600,000 shares of the Company’s Common Stock, subject to a pro-rata 10-year vesting schedule; and (iv) a retirement annuity or other bonus award to be developed within six months of the effective date. The Company also maintains and pays the premiums for a $5.0 million life insurance policy in the name of Mr. Fields, with the beneficiary to be designated by Mr. Fields at his sole discretion.

Mitchell Employment Agreement

The Company and Todd Mitchell entered into a two-year Employment Agreement on September 28, 2015 (the “Mitchell Employment Agreement”) pursuant to which Mr. Mitchell receives an annual base salary of $225,000. Upon execution of the Mitchell Employment Agreement, Mr. Mitchell received 43,144 restricted shares of the Company's Common Stock (the “Incentive Shares”), which Incentive Shares are subject to vesting conditions set forth in the Mitchell Employment Agreement.

Outstanding Equity Awards at Fiscal Year-End

 The following table generally sets forth the number of outstanding equity awards that have not been earned or vested or that have not been exercised for each of the Named Executive Officers as of June 30, 2016.  No other equity awards otherwise reportable in this table have been granted to any of our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Randall K. Fields	-	-	$-	-	776,744	$6,967,394
Chief Executive Officer, Chairman and Director

Todd Mitchell	-	-	-	-	43,144	387,002
Chief Financial Officer

Edward L. Clissold	-	-	$-	-	21,000	$188,370
General Counsel and Corporate Secretary, former Chief Financial Officer

(1)	Market value based on the closing price of the Company's Common Stock on June 30, 2016, as reported on the NASDAQ Capital Market.

Executive Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of our Board of Directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Board of Directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws. The Compensation Committee also has the principal responsibility for the administration of our stock plans, including the approval of stock option grants to the named executive officers.

The compensation received by our Named Executive Officers in fiscal year 2016 is set forth in the Summary Compensation Table, above. For 2016, the Named Executive Officers included: (i) Randall K. Fields, Chairman of the Board of Directors and Chief Executive Officer; (ii) Todd Mitchell, Chief Financial Officer; and (iii) Edward L. Clissold, General Counsel and Corporate Secretary.

Highlights of the Company’s Fiscal 2016 Performance

●	Achieved the highest revenue in the Company’s history;

●	Integrated the operations of ReposiTrak, Inc. (“ReposiTrak”), following the Company’s acquisition of ReposiTrak in fiscal 2015;

●	Achieved several high volume customer wins.

Executive Compensation Highlights for Fiscal 2016

●	Chief Executive Officer base salary increase of 8%, based on Company’s 11% annual revenue growth during the year ended June 30, 2015;

●	Hired Mr. Mitchell to serve as our Chief Financial Officer in the first quarter of fiscal 2016;

●	Maintained or modestly increased base salaries of our General Counsel and other key employees.

Compensation Philosophy

In general, our executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive's contribution to our financial and operational success, the executive's personal performance and increases in stockholder value as measured by the price of our Common Stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation and equity incentives) designed to play a specific role. Overall, we design our compensation programs to allow for the recruitment, retention and motivation of the key executives and high-level talent required in order for us to:

●	achieve or exceed our annual financial plan and be profitable;

●	make continuous progression towards achieving our long-term strategic objectives to be a high-growth company with growing profitability; and

●	increase our share price to provide greater value to our stockholders.

Role of Executive Officers in Compensation Decisions

The Compensation Committee considers action on executive compensation annually. They discuss their proposed actions with the Chief Executive Officer and make recommendations for any changes to the Company's Board of Directors. Only the Compensation Committee and the Board of Directors are authorized to approve the compensation for any named executive officer. Since our Chief Executive Officer is also a member of our Board of Directors, he does not participate in any conversation or approvals related to his compensation. Compensation of new executives is based on hiring negotiations between the individuals and our Chief Executive Officer and/or Compensation Committee.

Elements of Compensation

Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

●	base salary;

●	annual incentive compensation (in the form of bonuses or otherwise); and

●	equity awards pursuant to our 2011 Stock Incentive Plan.

In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the Named Executive Officers.

Base Salary

Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. Therefore, we target executive base salary at the median level of the compensation guidelines that have been approved by the Compensation Committee. In addition, the Compensation Committee takes into account the executive's scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive's base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2015.

During the year ended June 30, 2016, (i) Mr. Field’s salary increased from $572,225 to $618,678, per the terms and conditions of the Services Agreement and Fields Employment Agreement, (ii) we added Mr. Mitchell’s salary as a new executive compensation expense and (iii) Mr. Clissold’s annual salary did not change.

Annual Incentive Compensation

During the year ended June 30, 2016, the Compensation Committee awarded incentive compensation to each of our Named Executive Officers based on its assessment of the Company’s performance during fiscal 2016 and to more closely align executive compensation with our annual operating plan as measured by financial results. The Compensation Committee determines incentive targets for our Chief Executive Officer in accordance with the Services Agreement and Fields Employment Agreement, and for our other Named Executive Officers after considering the recommendation of our Chief Executive Officer. Annual incentive awards are designed to reward personal contributions to our success.

Equity Awards

Except as provided in employment agreements by and between the Company and any of our Named Executive Officers, we do not have a mandated policy regarding the ownership of shares of Common Stock by officers and directors. However, we believe that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. Any options or shares of restricted stock granted to executives in connection with an annual performance review are subject to a variety of vesting schedules, as set by the Compensation Committee. Our general policy is to grant stock options and restricted shares of Common Stock with an exercise or issuance price equal to fair market value, which is the closing price of our Common Stock, as reported by the NASDAQ Capital Market, on the grant date.

We intend to grant equity awards to achieve retention and motivation:

●	upon the hiring of key executives and other personnel, or upon renewal of executive employment agreements;

●	annually, when we review progress against corporate and personal goals; and

●	when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

With the Compensation Committee's approval, we grant options to purchase shares of Common Stock or shares of restricted Common Stock when we initially hire executives and other employees or renew existing employment agreements, as a long-term performance incentive. The Compensation Committee has determined the size of the such stock-based awards based upon existing guidelines and hiring negotiations with the individual, in addition to other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

Historically, no employee was eligible for an annual performance grant until the employee had worked for us for at least six months. The Compensation Committee reviews each Named Executive Officer’s performance and determines whether they should be granted additional stock-based awards. Aside from stock award grants in connection with annual performance reviews, we do not have a policy of granting additional awards to executives and, consequently, the board of directors and the Compensation Committee has not adopted a policy with respect to granting awards in coordination with the release of material non-public information. In determining the size of equity awards the Compensation Committee takes into account the executive's current position with and responsibilities to us. None of our Named Executive Officers received a performance grant for the year ended June 30, 2016.

Only the Board of Directors or the Compensation Committee may approve options or other equity-based compensation to our executives. However, the Board of Directors has authorized the Chief Executive Officer to approve option grants to non-executive employees. All such grants must be consistent with equity incentive guidelines approved by the Compensation Committee. The exercise price for such grants must be equal to the closing price of a share of the Common Stock as reported by the NASDAQ Capital Market on the date of grant.

Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity awards for executives at the same time as we annually review our employees' performance and determine whether to award grants for all employees.

Accounting and Tax Considerations

Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to publicly-held companies for compensation paid to "covered" executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. We endeavor to award compensation that will be deductible for income tax purposes, though other factors will also be considered. Our Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Say-on-Pay

Our stockholders approved the non-binding advisory proposal on the compensation of our Named Executive Officers at our annual meeting of stockholders held in March 2013, our most recent annual meeting at which such a vote was taken. Based on this approval from stockholders, the Compensation Committee determined that no changes to our executive compensation program were warranted as a result of the stockholder advisory vote.

Also, at our 2013 annual meeting of stockholders, our stockholders voted to adopt the recommendation of our Board of Directors to conduct future advisory votes on the compensation of our Named Executive Officers every three years. Following the advisory vote presented at this Annual Meeting, the Company's next advisory vote will be held during the Company's 2019 annual meeting of stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended June 30, 2016. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended June 30, 2016.

The Compensation Committee of the Board of Directors:
Robert W. Allen (Chairman) Richard Juliano

Description Of Equity Compensation Plans

Second Amended and Restates 2011 Stock Incentive Plan

In January 2013, the Board of Directors approved the Second Amended and Restated the 2011 Stock Incentive Plan (the “2011 Plan”), which plan was approved by shareholders on March 29, 2013. The 2011 Plan was subsequently amended by the Board of Directors on October 30, 2015 to increase the number of shares available for issuance.  Under the terms of the 2011 Plan, officers, key employees, consultants and directors of the Company are eligible to participate.  The maximum aggregate number of shares that may be granted under the 2011 Plan is 750,000 shares.  Our Compensation Committee administers the 2011 Plan.  The exercise price for each share of Common Stock purchasable under any incentive stock option granted under the 2011 Plan shall be not less than 100% of the fair market value of the Common Stock, as determined by the closing price of our Common Stock on the grant date, as reported on the NASDAQ Capital Market.  If the incentive stock option is granted to a stockholder who possesses more than 10% of the Company's voting power, then the exercise price shall be not less than 110% of the fair market value on the date of grant.  Each option shall be exercisable in whole or in installments as determined by the Compensation Committee at the time of the grant of such options.  All incentive stock options expire after 10 years.  If the incentive stock option is held by a shareholder who possesses more than 10% of the Company's voting power, then the incentive stock option expires after five years.  If the option holder is terminated, then the incentive stock options granted to such holder expire no later than three months after the date of termination.  For option holders granted incentive stock options exercisable for the first time during any fiscal year and in excess of $100,000 (determined by the fair market value of the shares of common stock as of the grant date), the excess shares of common stock shall not be deemed to be purchased pursuant to incentive stock options. As of September 13, 2016, no shares were available for issuance under the 2011 Plan.

Second Amended and Restated 2011 Employee Stock Purchase Plan

In January 2013, the Board of Directors approved the Second Amended Employee Stock Purchase Plan (the “ESPP”), which plan was approved by shareholders on March 29, 2013. The ESPP was subsequently amended by the Board of Directors on October 30, 2015 to increase the number of shares available for issuance. The ESPP provides every full- and part-time employee of the Company an opportunity to acquire and expand their equity interest in the Company by giving each participating employee the opportunity to purchase shares of Common Stock at a discount from fair market value. Additionally, the ESPP may also be used to issue shares of Common Stock in lieu of cash compensation. The ESPP is administered and interpreted by the Compensation Committee. As of September 13, 2016, no shares were available for issuance under the ESPP.

401(k) Retirement Plan

 The Company offers an employee benefit plan under Benefit Plan Section 401(k) of the Internal Revenue Code.  The Company utilizes ADP Retirement Services as its administrator and trustee of the Company’s 401(k) plan. Employees who have attained the age of 18 are immediately eligible to participate.  The Company, at its discretion, may match employee’s contributions at a percentage determined annually by the Board of Directors.  The Company does not currently match contributions.

Indemnification for Securities Act Liabilities

         Nevada law authorizes, and the Company's Bylaws provide for, indemnification of the Company's directors and officers against claims, liabilities and amounts paid in settlement, and expense in a variety of circumstances. Indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing or otherwise. However, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Compensation Committee Interlocks and Insider Participation

 No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.

Related Party Transactions

During the year ended June 30, 2016, the Company was a party to the Service Agreement with FMI, pursuant to which FMI provided certain executive management services to the Company, including designating Randall K. Fields to perform the functions of President and Chief Executive Officer for the Company. Randall K. Fields, FMI’s designated executive, who also serves as the Company’s Chairman of the Board of Directors, controls FMI. Amounts paid to FMI in connection in with the Service Agreement are reflected above in the Summary Compensation Table.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock (collectively, Reporting Persons) to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  The Reporting Persons are also required by SEC rules to furnish us with copies of all reports that they file pursuant to Section 16(a).  We believe that during our fiscal year ended June 30, 2016, all of the Reporting Persons complied with all applicable reporting requirements.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF
HAYNIE & COMPANY TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

 Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors appointed Haynie & Company (“Haynie”) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

 The Board of Directors may terminate the appointment of Haynie & Company as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board of Directors deems such termination necessary or appropriate.

 Representatives of Haynie will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

 As disclosed below, the Company first engaged Haynie on January 1, 2016, after Haynie acquired all of the assets of HJ & Associates, LLC (“HJ”), the Company’s independent registered public accounting firm for the fiscal years ended June 30, 2008 through 2015. The following table presents approximate aggregate fees and other expenses for professional services rendered by Haynie for the audit of the Company’s annual financial statements for the year ended June 30, 2016, as well as other expenses for other services rendered during that period, and by HJ for the same services for the year ended June 30, 2015.

	2016	2015

Audit Fees	$128,000	$130,300
Audit-Related Fees	-	-
Tax Fees	$16,000	$18,300
All Other Fees	-	-
Total	$144,000	$148,600

Audit Fees

 Audit fees in 2016 and 2015 relate to services rendered in connection with the audit of the Company’s consolidated financial statements.

Tax Fees

 Tax fees in 2016 and 2015 include fees for services with respect to tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies

 The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Haynie in fiscal 2016 and HJ in fiscal 2015. Such procedures govern the ways in which the Audit Committee pre-approves audit and various categories of non-audit services that the auditor provides to the Company.  Services which have not received pre-approval must receive specific approval of the Audit Committee. The Audit Committee is to be informed of each such engagement in a timely manner, and such procedures do not include delegation of the Audit Committee’s responsibilities to management.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Effective January 1, 2016 (the “Effective Date”) all of the assets of HJ were acquired by Haynie, and, as a result, HJ resigned as the Company’s independent registered public accounting firm because the firm is no longer an active entity. Therefore, on January 1, 2016, the Company engaged Haynie as its new independent registered public accounting firm. The engagement of Haynie was unanimously approved by the Company’s Audit Committee.

The reports of HJ regarding the Company’s consolidated financial statements for the two most recent fiscal years did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through the Effective Date, there were (i) no disagreements between the Company and HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of HJ, would have caused HJ to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and in the subsequent interim period through the Effective Date, the Company has not consulted with Haynie regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Haynie concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company disclosed the change in auditors in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2016.

Required Vote and Recommendation

Ratification of the selection of Haynie & Company as the Company’s independent auditors for the fiscal year ending June 30, 2017 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Under Nevada law and the Company’s Articles of Incorporation and Bylaws, each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Haynie & Company as the Company’s independent auditors for the fiscal year ending June 30, 2017.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Haynie & Company as Park City Group’s independent auditors for the fiscal year ending June 30, 2017.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
 AND RELATED STOCKHOLDER MATTERS

 The following tables set forth information regarding shares of our Series B Preferred and Common Stock beneficially owned as of September 9, 2016 by:

(i)	each of our officers and directors;
(ii)	all officers and directors as a group; and
(iii)
each person known by us to beneficially own five percent or more of the outstanding shares of our Series B Preferred and Common Stock.  Percent ownership is calculated based on 625,375 shares of our Series B Preferred and 19,286,430 shares of Common Stock outstanding at September 9, 2016.

Beneficial Ownership of our Series B Preferred

Name	Series B Preferred Stock		% Ownership of Class
Robert W. Allen	79,493		12.7%
Riverview Financial Corp.	545,882	(1)	87.3%
Randall K. Fields	545,882	(2)	87.3%

(1)	Includes 14,450 shares of Series B Preferred held in the name Julie Fields, Mr. Fields spouse.

(2)
Includes 531,432 shares of Series B Preferred held in the name of Riverview Financial Corp. and 14,450 shares of Series B Preferred in the name of Julie Fields. Mr. Fields is the beneficial owner of Riverview Financial Corp. and the spouse of Mrs. Fields.

Beneficial Ownership of our Common Stock

Name	Common Stock		Common Stock Warrants Exercisable Within 60 Days		Total Stock and Stock Based Holdings (1)	% Ownership of Class
Randall K. Fields	5,112,070	(2)	964,355	(3)	6,076,425	30%
Todd Mitchell	610		-		610	*
Edward L. Clissold	44,616		-		44,616	* %
Robert W. Allen	695,722	(4)	202,167	(5)	897,889	4.6%
William S. Kies, Jr.	41,609		3,410	(6)	45,019	* %
Richard Juliano	46,522		2,756	(7)	49,278	* %
Austin F. Noll, Jr.	64,058		1,846	(8)	65,904	* %
Ronald C. Hodge	411,542		123,241	(7)	534,783	2.8%
Officers and Directors, as a group (8 persons)	6,416,749		1,297,775		7,714,524	37.5%

Major Stockholder(s):
FMR, LLC	1,147,618		-		1,147,618	6.0%

*Less than 1%

(1)
For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after September 9, 2016. For purposes of computing the percentage of outstanding common shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after September 9, 2016, are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.

(2)
Includes 517,643 shares of Common Stock held in the name of Fields Management, Inc., of which Mr. Fields is the beneficial owner, 650,693 shares of Common Stock held in the name of Riverview Financial Corp., of which Mr. Fields is the beneficial owner, 205,000 Shares held in the name Charitable 2010, LLC, of which Mr. Fields is the beneficial owner, and 30,667 held by Mr. Fields’ spouse, Julie Fields.

(3)
Includes warrants for 6,875 and 3,165 which are exercisable for $3.60 and $10.00 per share and expire on March 14, 2018 and January 26, 2020 respectively. Includes warrants for 914,065 and 40,250 exercisable at $4.00 per share and expire on February 20, 2020 held by Riverview Financial Corp and Julie Fields, respectively. Mr. Fields is the beneficial owner of Riverview Financial Corp and the spouse of Julie Fields.

(4)	Includes 118,933 shares of Common Stock held in trust, in which Mr. Allen is the trustee.

(5)	Includes warrants for 45,833, 25,581, and 130,753 which are exercisable for $3.60, $6.45, and $4.00 per share and expire on March 14, 2018, August 27, 2018, and February 20, 2020, respectively.

(6)	Includes warrants for 2,750 and 660 which are exercisable for $3.60 and $10.00 per share and expire on March 14, 2018 and January 26, 2020, respectively.

(7)	Includes warrants for 1,833 and 923 which are exercisable for $3.60 and $10.00 per share and expire on March 14, 2018 and January 26, 2020, respectively.

(8)	Warrant is exercisable for $10.00 per share and expires on January 26, 2020.

(9)	Includes warrants for 64,166, 51,163, and 7,912 which are exercisable for $3.60, $6.45, and $10.00 per share and expire on March 14, 2018, August 27, 2018, and January 26, 2020 respectively.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

 Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be presented at our Annual Meeting and included in our Proxy Statement and form of proxy relating to that Annual Meeting must be received by us at our principal executive offices at 299 South Main Street, Suite 2370, Salt Lake City, Utah 84111, addressed to our Corporate Secretary, no later than May 16, 2017. These proposals must comply with applicable Nevada law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

 Stockholders who intend to present a proposal at such Annual Meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us at the aforementioned address no later than May 16, 2017.

 We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Stockholder Communications with the Board of Directors

 Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, Park City Group, Inc., 299 South Main Street, Suite 2370, Salt Lake City, Utah, 84111. All communications received by the Corporate Secretary are relayed to the Board of Directors of the Company. Members of the Board of Directors are not required to attend the Annual Stockholders Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Corporate Secretary at 299 South Main Street, Suite 2370, Salt Lake City, Utah 84111 or by calling (435) 645-2000. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, mailed to stockholders on or about September 16, 2016, contains instructions on how to access the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016. The Annual Report on Form 10-K, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

               The Board of Directors invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please submit your vote by internet, telephone or mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR E-MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

By order of the Board of Directors,

Randall K. Fields
Chief Executive Officer, Chairman and Director

PARK CITY GROUP
Sell More - Stock Less - See Everything

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Wednesday, October 26, 2016

CONTROL NO.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, PARK CITY GROUP, INC. has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet, and is not a form for voting. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

Proposals to be voted on at the meeting are listed below, along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees identified in Proposal No. 1, and FOR Proposal Nos. 2 and 3:

1. ELECTION OF DIRECTORS

1. Randall K. Fields	2. Robert W. Allen	3. William S. Kies, Jr.
4. Richard Juliano	5. Austin F. Noll, Jr.	6. Ronald C. Hodge

2. AN ADVISORY VOTE REGARDING THE APPROVAL OF COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

NOTE: IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

HOW TO ACCESS THE PROXY MATERIALS

The proxy statement and annual report to security holders are available online at: **www.hivedms.com/PCG**

HOW TO VOTE

You may cast your vote using any of the following methods:

BY INTERNET **www.proxypush.com/itc**
On the above website, you can vote by clicking "Vote" and then entering the control number above as directed.

BY PHONE **866-702-2536**

BY MAIL Send a paper proxy voting card by mail. You may request a proxy card by contacting our transfer agent, Interwest Transfer Company, at (801) 272-9294 or **info@interwesttc.com**.

IN PERSON Vote in person at the meeting.

MEETING INFORMATION

Meeting Type:	Annual Meeting
Meeting Date:	October 26, 2016
Meeting Time:	9:00 AM MDT
Meeting Location:	Park City Group, Inc. 299 South Main Street, Suite 2370 Salt Lake City, UT 84111

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

If you want to receive a paper or e-mail copy of our proxy materials, you must request a copy by sending a message to **annualmeeting@proxyconnect.com**. Please include the control number listed above with your request.

There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before **October 16, 2016.**

PARK CITY GROUP, INC.

The undersigned revokes all previous proxies and constitutes and appoints Randall K. Fields and Edward L. Clissold, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Park City Group, Inc. (the "*Company*") which the undersigned is entitled to vote at the Company's 2016 Annual Meeting of Stockholders (the "*Annual Meeting*"), to be held at the Company's corporate offices located at 299 South Main Street, Suite 2370, Salt Lake City, Utah on October 26, 2016 at 9:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, upon the following Proposals, each of which is more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each nominee identified in Proposal No. 1 and FOR Proposals Nos. 2 and 3, each of which has been proposed by our Board, and in the discretion of the proxy holder upon other matters as may properly come before the Annual Meeting.

1. ELECTION OF DIRECTORS

Nominees:

01 Randall K. Fields	**FOR** ☐	**WITHHELD** ☐
02 Robert W. Allen	**FOR** ☐	**WITHHELD** ☐
03 William S. Kies, Jr.	**FOR** ☐	**WITHHELD** ☐
04 Richard Juliano	**FOR** ☐	**WITHHELD** ☐
05 Austin F. Noll, Jr.	**FOR** ☐	**WITHHELD** ☐
06 Ronald C. Hodge	**FOR** ☐	**WITHHELD** ☐

2. AN ADVISORY VOTE REGARDING THE APPROVAL OF COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

(continued and to be signed on reverse side)

▲ PLEASE DETACH PROXY CARD HERE ▲

IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐ I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

____

Signature of Stockholder

____

Signature of Stockholder (IF HELD JOINTLY)

Date ______________________________, 2016

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

▲ **PLEASE DETACH PROXY CARD HERE** ▲

YOUR VOTE IS IMPORTANT — VOTE TODAY IN ONE OF THREE WAYS:

TELEPHONE

After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple questions. Your vote will be confirmed and cast as directed. Call toll-free in the U.S. or Canada at 866.702.2536 on a touch-tone telephone.

INTERNET

Log-on to https://www.proxypush.com/itc Enter your control number printed below and vote your proxy by checking the appropriate boxes. Click on "Accept Vote".

MAIL

If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the postage prepaid envelope provided.

All votes must be received by 11:59 pm, Eastern Daylight Time, October 25, 2016.

CONTROL NUMBER

*****Important Notice Regarding the Availability of Proxy Materials*****
The Proxy Statement and the 2016 Annual Report are available for viewing online at www.hivedms.com/PCG